Exhibit 99.1

Pegasystems Reports YTD 2013 License Revenue Increases 34% Compared to YTD 2012

YTD 2013 Total Revenue increases to $355.6M, driving significant increase in profit;
YTD 2013 GAAP Diluted EPS of $0.58 and YTD 2013 Non-GAAP Diluted EPS of $0.88

CAMBRIDGE, Mass. – November 12, 2013 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) and a leading provider of Customer Relationship Management (CRM) solutions, today announced financial results for the third quarter and first nine months of 2013. Revenue for the third quarter of 2013 increased 20% compared to the third quarter of 2012. Net income for the third quarter of 2013 was $8.7 million, or $0.22 per diluted share, compared to net loss of $0.3 million, or $(0.01) per diluted share, for the third quarter of 2012. Revenue for the first nine months of 2013 increased 12% to $355.6 million compared to the first nine months of 2012. Net income for the first nine months of 2013 was $22.5 million, or $0.58 per diluted share, compared to net income of $1.5 million, or $0.04 per diluted share, for the first nine months of 2012.

SELECTED FINANCIAL RESULTS (1)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in '000s)	2013	2012	2013	2012
License revenue	$44,802	$28,575	$128,217	$95,517
Total revenue	$122,011	$101,657	$355,572	$317,880
Gross profit	$83,913	$63,992	$241,943	$198,694
Income from operations	$13,789	$401	$33,793	$3,636
Net income (loss)	$8,710	$(331)	$22,482	$1,459
Earnings (loss) per share, basic - GAAP	$0.23	$(0.01)	$0.59	$0.04
Earnings (loss) per share, diluted - GAAP	$0.22	$(0.01)	$0.58	$0.04

Earnings per share, diluted - Non-GAAP	$0.33	$0.13	$0.88	$0.45

(1) See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release

Business Perspective
“Through Q3, Pegasystems showed a 34 percent year-to-date growth in software license revenue, which is significantly higher than industry growth forecasts for our segments,” said Alan Trefler, Founder and CEO of Pegasystems. “Our better business software is helping leading organizations build and evolve their critical business solutions. We are delighted by the enthusiastic feedback regarding the increased capability and ease of use in our Pega 7 release. Our October acquisition of Antenna Software, a recognized industry leader in mobile application development platforms, is indicative of our ongoing commitment to market leadership. Empowering our unique, unified and fully model-driven architecture to deliver and manage omni-channel customer engagement with smart process mobile apps will further differentiate Pega from its competitors.”

Rafe Brown, Pegasystems' CFO, added, “In addition to strong top-line growth, the Company delivered operating cash flow of $83.4 million year to date, up 187 percent over the same period last year. Year-to-date earnings per share jumped to $0.88 per diluted share on a Non-GAAP basis related in part to a slightly higher than expected ratio of perpetual license revenue recognized in the current quarter.”

Antenna Acquisition Impact
The Company expects Antenna’s fourth quarter 2013 operations will reduce the Company’s earnings by approximately $0.03 - $0.05 per share on a Non-GAAP basis.

Pegasystems will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EST on November 12, 2013. Dial-in information is as follows: 1 (877) 348-9349 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event's broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Audio Archives link.

Discussion of Non-GAAP Measures
To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides Non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.
The Non-GAAP measures exclude amortization of intangible assets, stock-based compensation, acquisition-related costs and relocation expenses associated with the move of our office headquarters. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to Non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should,” “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, the financial impact of the Antenna acquisition, and management of the Company's growth. Further information regarding these and other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of November 12, 2013. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to November 12, 2013.

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About Pegasystems
Pegasystems Build for Change® technology is the heart of better business software. It delivers business agility and empowers leading organizations to rapidly close execution gaps and seize new opportunities. Pegasystems is the recognized leader in Business Process Management and is also ranked as a leader in Customer Relationship Management solutions by leading industry analysts. For more information, please visit us at www.pega.com.

Press Contacts:
Brian Callahan
Pegasystems Inc.
brian.callahan@pega.com
(617) 866-6364
Twitter: @pega

All trademarks are the property of their respective owners.

The information contained in this press release is not a commitment, promise, or legal obligation to deliver any material, code or functionality. The development, release and timing of any features or functionality described remains at the sole discretion of Pegasystems. Pegasystems specifically disclaims any liability with respect to this information.

Pegasystems Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Software license	$44,802	$28,575	$128,217	$95,517
Maintenance	37,979	32,317	112,238	97,657
Professional services	39,230	40,765	115,117	124,706
Total revenue	122,011	101,657	355,572	317,880
Cost of revenue:
Software license	1,592	1,585	4,751	4,763
Maintenance	3,599	3,745	11,106	11,072
Professional services	32,907	32,335	97,772	103,351
Total cost of revenue (1)	38,098	37,665	113,629	119,186
Gross profit	83,913	63,992	241,943	198,694
Operating expenses:
Selling and marketing	42,663	36,893	127,279	116,476
Research and development	19,786	19,506	59,123	57,411
General and administrative	7,130	7,192	21,203	21,171
Acquisition-related costs	545	—	545	—
Total operating expenses (1)	70,124	63,591	208,150	195,058
Income from operations	13,789	401	33,793	3,636
Foreign currency transaction gain (loss)	661	438	(1,666)	337
Interest income, net	123	113	376	318
Other expense, net	(1,163)	(920)	(418)	(1,496)
Income before provision for income taxes	13,410	32	32,085	2,795
Provision for income taxes	4,700	363	9,603	1,336
Net income (loss)	$8,710	$(331)	$22,482	$1,459
Earnings (loss) per share:
Basic	$0.23	$(0.01)	$0.59	$0.04
Diluted	$0.22	$(0.01)	$0.58	$0.04
Weighted-average number of common shares outstanding:
Basic	37,955	37,881	37,950	37,834
Diluted	39,079	37,881	38,872	38,897
Dividends declared per share	$0.03	$0.03	$0.09	$0.09
(1) Includes stock-based compensation as follows:
Cost of revenue	947	849	3,134	2,710
Operating expenses	2,053	1,935	6,579	5,912

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended
	September 30,
	2013		2012

Net Income (Loss) and Diluted EPS - GAAP basis	$8,710	$0.22	$(331)	$(0.01)

Adjustment to exclude amortization of intangible assets, net of tax	1,861	0.05	1,889	0.05
Adjustment to exclude stock-based compensation, net of tax	2,014	0.05	1,893	0.05
Adjustment to exclude acquisition-related costs, net of tax	366	0.01	—	—
Adjustment to exclude expenses for relocation of headquarters, net of tax	—	—	1,623	0.04
Net Income and Diluted EPS - Non-GAAP basis	$12,951	$0.33	$5,074	$0.13

Weighted-average common shares - diluted GAAP	39,079		37,881

Weighted-average common shares - diluted Non-GAAP	39,079		38,833

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Nine Months Ended
	September 30,
	2013		2012

Net Income and Diluted EPS - GAAP basis	$22,482	$0.58	$1,459	$0.04

Adjustment to exclude amortization of intangible assets, net of tax	5,331	0.14	5,535	0.14
Adjustment to exclude stock-based compensation, net of tax	6,222	0.16	5,709	0.15
Adjustment to exclude acquisition-related costs, net of tax	349	—	—	—
Adjustment to exclude expenses for relocation of headquarters, net of tax	—	—	4,609	0.12
Net Income and Diluted EPS - Non-GAAP basis	$34,384	$0.88	$17,312	$0.45

Weighted-average common shares - diluted GAAP and Non-GAAP	38,872		38,897

PEGASYSTEMS INC.
FOOTNOTES FOR RECONCILIATON OF
SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)
This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.
Stock-based compensation expenses: We have excluded stock-based compensation expense from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and that it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.
Acquisition-related costs: We have excluded the effect of acquisition-related costs from our Non-GAAP operating expenses and net earnings measures. We incurred direct and incremental costs associated with the Antenna acquisition that primarily consisted of legal and advisory fees and due diligence costs. We believe it is useful for investors to understand the effect of these items on our total operating expenses.
Headquarters relocation expenses: We completed the move of our office headquarters in the third quarter of 2012. As a result of this planned move, we accelerated the depreciation on certain leasehold improvements and furniture and fixtures to be abandoned from our prior headquarters. We recorded incremental depreciation expense of $0.1 million and $0.4 million during the third quarter and first nine months of 2012, respectively. In addition, we recorded rent expense of $1.4 million and $4.4 million associated with our new office headquarters during the third quarter and first nine months of 2012, respectively. Lastly, we incurred approximately $0.9 million and $2.2 million for rent-related and equipment expenses and other moving expenses in connection with our move during the third quarter and first nine months of 2012, respectively. We believe these incremental expenses for existing and new office headquarters as a result of our moving our headquarters was not representative of our ongoing business.
Weighted-average common shares: The diluted weighted-average common shares used for the calculation of Non-GAAP diluted earnings per share for the third quarter of 2012 includes the dilutive effect of outstanding options, restricted stock units, and warrants, and the average market price of our common stock during the applicable period using the treasury stock method.

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	As of	As of
	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$108,827	$77,525
Marketable securities	79,618	45,460
Total cash, cash equivalents, and marketable securities	188,445	122,985
Trade accounts receivable, net of allowance	90,583	134,066
Deferred income taxes	10,152	10,202
Income taxes receivable	4,199	6,261
Other current assets	6,929	5,496
Total current assets	300,308	279,010
Property and equipment, net	28,977	30,827
Long-term deferred income taxes	49,693	49,292
Long-term other assets	1,657	1,680
Intangible assets, net	49,910	58,232
Goodwill	20,451	20,451
Total assets	$450,996	$439,492
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,347	3,330
Accrued expenses	20,741	15,534
Accrued compensation and related expenses	31,925	40,715
Deferred revenue	91,758	95,546
Total current liabilities	146,771	155,125
Income taxes payable	13,748	13,551
Long-term deferred revenue	17,954	18,719
Other long-term liabilities	17,466	15,618
Total liabilities	195,939	203,013
Stockholders’ equity:	255,057	236,479
Total liabilities and stockholders’ equity	$450,996	$439,492

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
	2013	2012
	(in thousands)
Operating activities:
Net income	$22,482	$1,459
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(3,207)	(3,672)
Depreciation, amortization, foreign currency transaction loss (gain), and other non-cash items	18,575	17,670
Stock-based compensation expense	9,713	8,622
Change in operating assets and liabilities	35,872	5,005
Cash provided by operating activities	83,435	29,084
Cash used in investing activities	(39,674)	(16,746)
Cash used in financing activities	(11,942)	(7,050)
Effect of exchange rate changes on cash and cash equivalents	(517)	596
Net increase in cash and cash equivalents	31,302	5,884
Cash and cash equivalents, beginning of period	77,525	60,353
Cash and cash equivalents, end of period	$108,827	$66,237